Exhibit 10.9

PALOMAR HOLDINGS, INC.

NOTICE OF GRANT OF PERFORMANCE STOCK UNITS

(For U.S. Participants)

Palomar Holdings, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain Performance Stock Units pursuant to the Palomar Holdings, Inc. 2019 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Plan or the Performance Stock Units Agreement (the “Agreement”).

Participant: Employee ID:
Date of Grant:
Target Number of Units:	TOTAL_SHARES_GRANTED, (each a “Unit”), subject to adjustment as provided by the Performance Stock Units Agreement. Each Unit shall be a Performance Share for purposes of the Plan.

Performance Period	January 1, 2026 – December 31, 2028
Maximum Number of Units:	240% of Target Number of Units

Settlement Date:

Except as provided by the Performance Stock Units Agreement, the date on which a Unit becomes a Vested Unit.

Subject to the terms of the Participant’s employment agreement (“the Employment Agreement”) and the terms set forth in the Agreement, Participant’s continued Service from the Vesting Start Date through December 31, 2028.

Subject to Participant’s satisfaction of the Service Vesting Condition [and further subject to the terms in the Employment Agreement,] the number of Vested Units (disregarding any resulting fractional Unit) will be equal to the Target Number of Units multiplied by the applicable Payout Level determined by the Committee in accordance with the Performance Vesting Criteria set out in Attachment 1 to this Grant Notice (the “Performance Vesting Conditions”) for:

(i)
the one-year Performance Period commencing on January 1, 2026, and ending on December 31, 2026, with respect to 30% of the Target Number of Units, which are eligible to vest subject to the level of attainment of the Gross Written Premium during such Performance Period;

Vesting Start Date:
Service Vesting Condition: Vested Units:

Superseding Agreement:
(ii)
the three-year Performance Period commencing on January 1, 2026, and ending on December 31, 2028, with respect to 70% of the Target Number of Units which are eligible to vest subject to the level of attainment of the Adjusted Return on Equity performance metric during such Performance Period; and,
(iii)
the applicable rTSR Percentile Rank, as further specified in the Performance Vesting Conditions.

For the avoidance of doubt, no Units will become Vested Units unless each of the Service Vesting Condition and the Performance Vesting Conditions are both met with respect to such Units as determined by the Compensation Committee.

Tax Withholding:

All tax withholding obligations shall be satisfied by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award as permitted by Section 7.2 of the Agreement.

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By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Performance Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Performance Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Performance Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

PALOMAR HOLDINGS, INC.
By:

Address:	7979 Ivanhoe Avenue, Suite 500
La Jolla, CA 92037

ATTACHMENTS: Attachment 1 Performance Goals; 2019 Equity Incentive Plan, as amended to the Date of Grant; Performance Stock Units Agreement and Plan Prospectus

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Attachment 1

2026 Grant Performance Vesting Criteria

(performance dollar levels are in thousands)

2026 Grant Performance Metrics & Weightings	Minimum/ Threshold	Target	Maximum
Gross Written Premiums (with fees) (applies to 30% of Target Number of Units)	$2.21B	$2.46B	$2.71B
Adjusted Return on Equity (applies to 70% of Target Number of Units)	9%	12%	15%		rTSR Percentile Rank Modifier
						Multiplier
Performance Metrics Payout Level Percentage subject to adjustment based on rTSR Percentile Rank Modifier	50%	100%	200%	Multiplied by	90th percentile and above	1.2 (maximum equal to 240% of Target Units)		Percentage of Units Earned
					75th percentile-below 90th percentile)	1.20 (maximum equal to 200% of Target Units)	=
					50th percentile (target)	1.00
					At or below 25th percentile (minimum/threshold)	.80

For this purpose:

The percentage of target Units earned will be determined based on:

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(A)
the Company’s applicable attained performance level percentage of each Performance Metric subject to the weightings noted above multiplied by

(B) the applicable percentile of relative Total Shareholder Return (“rTSR”) achieved by the Company compared to the S&P 1500 P&C Index over the three-year Performance Period commencing on January 1, 2026, and ending on December 31, 2028 rounding up to the nearest whole share.

Gross Written Premiums (with fees) and Adjusted Return on Equity shall have the applicable meanings as defined in the Company’s Form 8-K Earnings Releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the applicable Performance Periods for such Performance Metrics which can be found on the Company’s Investor Relations website (www.plmr.com >> Investors >> Financials >> SEC Filings). Gross Written Premium (with fees) (“GWP) will be measured over a one-year Performance Period from January 1, 2026, to December 31, 2028, and adjusted Return on Equity (“AROE”) will be measured by taking the average annual AROE over a three-year Performance Period from January 1, 2026, to December 31, 2028. Each Performance Metric shall be evaluated separately for purposes of the determined Payout Level percentage for such Performance Metric.

Each Performance Metric will be evaluated separately with respect to its applicable Performance Period for purposes of determining whether the minimum/threshold level of performance was attained for such Performance Metric. The applicable Performance Metric’s minimum/threshold performance level must be met for any Units to be eligible to be earned with respect to such performance metric. If minimum/threshold performance with respect to only GWP or only AROE (but not both) is met, Units may still be earned based on achievement of such Performance Metric.

The percentage of Units eligible to vest based on the level of attainment of the Performance Vesting Conditions will be determined based on pro-rata linear payout if performance falls between minimum/threshold and target or between target and maximum, rounded up to the nearest decimal point, in each case with respect to each of the Performance Metrics and the rTSR Percentile Rank modifier.

For purposes of determining rTSR Percentile Rank:

“Beginning Period Average Price” means the average official closing price per share of the issuer over the 30-consecutive-trading days ending with and including the first day of the applicable Performance Period (or, if the applicable day is not a trading day, the immediately preceding trading day).

“Ending Period Average Price” means the average official closing price per share of the issuer over the 30-consecutive-trading days ending with and including the last day of the applicable Performance Period (or, if the applicable day is not a trading day, the immediately preceding trading day).

“S&P 1500 P&C Index Companies” means the companies that are included in the S&P 1500 P&C Index continuously from the beginning through the end of the applicable Performance Period.

Any company included in the measurement group which (i) ceases to be publicly traded during the Performance Period shall be removed from the measurement group or (ii) subsequently reorganizes under the United States Bankruptcy Code (or any successor or comparable law) shall remain in the measurement group and all such companies (if any) shall be deemed to be ranked below all other companies in the measurement group.

The Committee shall have the authority to make appropriate adjustments to the extent necessary to account for extraordinary, unusual and infrequently occurring events and transactions involving the S&P 1500 P&C Index Companies.

“Performance Metric” means each of Gross Written Premiums (with fees) and Adjusted Return on Equity.

“Performance Period” with respect to each Performance Metric, means the Performance Period specified in the Grant Notice for such Performance Metric.

rTSR Percentile Rank” means the Company’s percentile ranking relative to the S&P 1500 P&C Index Companies, based on TSR as follows:

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TSR Percentile Rank is determined by ordering the S&P 1500 P&C Index Companies (plus the Company if the Company is not one of the S&P 1500 P&C Index Companies) from highest to lowest based on TSR for the Performance Period and counting down from the company with the highest TSR (ranked first) to the Company’s position on the list. If two companies are ranked equally, the ranking of the next company shall account for the tie, so that if one company is ranked first, and two companies are tied for second, the next company is ranked fourth. After this ranking, the TSR Percentile Rank will be calculated using the following formula, rounded to the nearest whole percentile by application of regular rounding:

TSR Percentile Rank =	(N – R)	* 100
N

“N” represents the number of S&P 1500 P&C Index Companies for the Performance Period (plus the Company if the Company is not one of the S&P 1500 P&C Index Companies for the applicable Performance Period).

“R” represents the Company’s ranking among the S&P 1500 P&C Index Companies (plus the Company if the Company is not one of the S&P 1500 P&C Index Companies for the applicable Performance Period).

For example, if there are 100 S&P 1500 P&C Index Companies (including the Company), and the Company ranked 40th, the TSR Percentile Rank would be at the 60th percentile:

60 = (100 – 40)/100 * 100.

“TSR” means total shareholder return as determined by dividing (i) the sum of (A) the Ending Period Average Price minus the Beginning Period Average Price plus (B) all dividends and other distributions paid on the issuer’s shares during the applicable Performance Period by (ii) the Beginning Period Average Price. In calculating TSR, all dividends are assumed to have been reinvested in shares when paid. The Committee shall have the authority to make appropriate equitable adjustments to account for extraordinary items affecting the TSR.

Limitation on Amount of Payment. Notwithstanding anything in this Agreement to the contrary, under no circumstances can a Participant earn more the Maximum Number of Units set forth in the Grant Notice.

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